CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
100 F Street NE
Washington, DC  20549

 Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Merculite Distributing, Inc. on Form S-1/A (No. 1) of our audit report, dated April 29, 2012 relating to the accompanying balance sheets as of December 31, 2012 and 2011 and the related statements of operations, stockholders’ equity(deficit), and cash flows for the year ended December 31, 2012, From inception (April 30, 2011) through December 31, 2011 and  From inception (April 30, 2011) through December 31, 2012, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1/A (No. 1) and this Prospectus. We also consent to the reference to our Firm under the title “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” in the Registration Statement S-1/A (No. 1) and this Prospectus.

De Joya Griffith, LLC
Certified Public Accountants
Henderson, NV
April 29, 2013

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone:  (702) 563-1600 Fax: (702) 920-8049